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                                                                     EXHIBIT 99


FOR IMMEDIATE RELEASE                       For Additional Information
                                            Contact:  James E. McDonald
                                                      Vice President & CFO
                                                      (740) 753-1951

            ROCKY SHOES & BOOTS, INC. ANNOUNCES RECORD FOURTH QUARTER
                 NET SALES AND REAFFIRMS 2003 EARNINGS GUIDANCE


NELSONVILLE, Ohio (February 5, 2004) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported record net sales of approximately $29 million for the fourth quarter of 2003 compared to $25.6 million the prior year. As a result, the unaudited net sales for the twelve months ended December 31, 2003 are approximately $106 million versus $89 million for 2002.

The Company reaffirmed its earnings guidance for the full-year 2003, which was provided on October 29, 2003. On that date, the Company stated that if it achieved $105 million in net sales for 2003 then net income is expected to be approximately $1.23 per diluted share for the year. These results are subject to completion of the Company's annual audit.

The Company expects to report its complete fourth quarter and full-year 2003 results before the market opens on Thursday, February 26, 2004. A conference call is planned at 10:00 a.m. Eastern Standard Time on that date to discuss the 2003 financial results and key business trends. Persons interested in listening to a live webcast of the conference call should access the Company's website at www.rockyboots.com. A replay of the conference call will also be available through the Company's website.

About Rocky Shoes & Boots, Inc.
Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded apparel and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the brands, ROCKY(R) and GATES(R).

                                     (more)

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section
21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding anticipated net sales and net income per diluted share for 2003 and completion of the Company's annual audit (paragraphs one and two). These forward-looking statements involve numerous risks and uncertainties, including all of the various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2002. One or more of these factors have affected, and could in the future effect, the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

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